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                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                               (Amendment No. 2)

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           Filed by the Registrant /X/
           Filed by a Party other than the Registrant / /

           Check the appropriate box:

           / /        Preliminary Proxy Statement
           / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
           / /        Definitive Proxy Statement
           /X/        Definitive Additional Materials
           / /        Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
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               NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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
Payment of Filing Fee (Check the appropriate box):

/ /        $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of
           Schedule 14A.

/ /        $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

           1)         Title   of   each  class   of  securities   to  which   transaction  applies:
                      Units of Depositary Receipts Representing Assigned Limited Partner Interests

           2)         Aggregate   number   of    securities   to    which   transaction    applies:
                      8,168,457.7 Units

           3)         Per  unit price or other underlying value of transaction computed pursuant to
                      Exchange Act Rule  0-11 (Set  forth the  amount on  which the  filing fee  is calculated and state how it was determined):
                      $____ (aggregate amount of cash, estimated only for purposes of computing the filing fee, to be distributed to security holders assuming sale of all of the properties of the Registrant for $____)

           4)         Proposed maximum aggregate value of transaction:
                      $____ (aggregate amount of cash, estimated only for purposes of computing the filing fee, to be distributed to security holders assuming sale of all of the properties of the Registrant for $____)

           5)         Total fee paid:____
                      $____

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/ /        Check  box if any part of the fee is  offset as provided by Exchange Act Rule 0-11(a)(2)
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           1)         Amount Previously Paid:
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           2)         Form, Schedule or Registration Statement No.:
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           4)         Date Filed:
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                                  MORTGAGE Q&A


Q. Why isn't the company recommending the liquidation of the Government Mortgage program like it is for other partnerships?


A. In the case of other partnerships, the General Partners have concluded that it is unlikely that investors would achieve a greater return on their investment by continuing their operation. The picture is not clear for the Government Mortgage program. The General Partners cannot be certain whether investors would achieve a better return by liquidating now, or by postponing liquidation in the hope that the participation rights would improve the returns. If the Mortgage Plus partnership is not liquidated now, investors may continue to receive distributions, but there can be no assurance that the amount of the distributions and later sale will equal or exceed the return that would be obtained if the assets were sold now.

     By offering investors the chance to receive the balance of their investment through the settlement, investors increase their liquidity and get the chance to make alternative investments that they believe may generate more favorable returns than they might otherwise enjoy through continuation of the Government Mortgage program.



Q.   What if I do not think liquidation of Government Mortgage is a good idea?


A. If you do not want to see Government Mortgage liquidated and are considering voting against liquidation, you can do so when the final consent solicitation materials are sent. However, you do not have to exclude yourself from the class or object to the settlement. If you remain in the class and the settlement is approved but the limited partners vote against liquidation, New York Life may nevertheless elect to keep Government Mortgage in the


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settlement and pay you the amount of the enhancement provided under the settlement.



Q. The estimated settlement payment on my Statement of Eligibility for Government Mortgage is very different from the "Investment" amount reported on my annual and quarterly statements. Why the difference?


A. Your quarterly and annual statements report the amount you invested after New York Life had returned about 51% of your original investment back in 1992. It does not reflect sales charges that you paid as part of your investment and some additional repayments of principal that you received as part of quarterly distributions.

     The estimated settlement payment on your Statement of Eligibility reflects these amounts. It also reflects a small amount of money that is part of a working capital reserve that is not included in your quarterly and annual statements.


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